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                                                                      Exhibit 99

(DUSA(R) LOGO)
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA PHARMACEUTICALS, INC.(R)
FOR RELEASE AT 6:30 A.M.

                   DUSA ANNOUNCES HIRING OF WILLIAM F. O'DELL
                AS EXECUTIVE VICE PRESIDENT, SALES AND MARKETING

WILMINGTON, MA. APRIL 10, 2006 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) today announced the hiring of William F. O'Dell as Executive Vice President, Sales and Marketing of the Company, based at DUSA's Wilmington, MA headquarters, effective on April 17, 2006. Mr. O'Dell has more than 30 years experience in the pharmaceutical and medical device industries with domestic and international experience in executive sales and marketing, business development, licensing /acquisitions and strategic planning.

Prior to joining the Company, Mr. O'Dell was Vice President of Marketing and Strategic Business Development at West Pharmaceutical Services, Inc. Mr. O'Dell also served as Vice President of Sales and Marketing for the Americas Region from 2002 to 2005 and Vice President of Global Marketing from 2000 to 2002 at West Pharmaceuticals.

From 1996 to 1999 Mr. O'Dell was Director of Marketing, with ConvaTec, a Bristol-Myers Squibb Company. During this time he had significant exposure to the field of dermatology. From 1982 to 1986 he was with Acme United Corporation where he served as Vice President of Marketing.

Bob Doman, DUSA's President & [COO], stated "We are delighted to have Bill join our management team. His credentials and successful track record spanning over 30 years in the pharmaceutical and medical device industries will strengthen and enhance DUSA's presence in the marketplace. With DUSA's continued sales growth in 2005; our acquisition of Sirius Laboratories and our exclusive agreement with Stiefel Laboratories to market DUSA's Levulan(R) Kerastick(R) for Photodynamic Therapy in Latin America, we are in a position to advance to the next level of our development. We believe that Bill's expertise in the field of pharmaceutical sales, marketing and business development will significantly contribute to our planned strategic initiatives. "

Commenting on the appointment, Mr.O'Dell stated, "I am thrilled to be joining DUSA at such an exciting time in the Company's history and believe that Levulan PDT has untapped growth potential both domestically and in the international markets that we will be seeking to exploit."

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of Levulan Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical indications, with its primary focus in dermatology. PDT and PD utilize light-activated compounds such as Levulan to induce a therapeutic or detection effect. In addition, DUSA markets and sells a line of products, including Nicomide(R), the AVAR(R) line and other products resulting from its recent merger with Sirius Laboratories, Inc.

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targeting patients with acne and rosacea. DUSA maintains offices in Wilmington,
MA, Valhalla, NY, and Toronto, Ontario. Sirius is located in Vernon Hills, Illinois.

Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the Company's expectations for Mr. O'Dell's ability to strengthen and enhance DUSA and contribute to strategic initiatives and beliefs concerning the Company's growth potential and efforts to exploit it. Such risks and uncertainties include, but are not limited to, DUSA's ability to continue to penetrate the marketplace, regulatory status of its products, DUSA's ability to continue to fund its activities, maintenance of its patent portfolio and other risks identified in our SEC filings from time to time, including those contained in DUSA's Form 10-K for the year ended December 31, 2005.

For further information contact:
D. GEOFFREY SHULMAN, MD, Chairman & CEO
or SHARI LOVELL, Director, Shareholder Services Tel: 416.363.5059
Fax: 416.363.6602 or visit www.dusapharma.com